Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Terra Income Fund 6, Inc.

New York, New York

We hereby consent to the use in this Registration Statement, Securities Act File No. 377-00209, Pre-Effective Amendment No. 3 on Form N-2 of our report dated October 30, 2014, relating to the financial statements of Terra Income Fund 6, Inc., which is contained in this Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP

New York, New York

October 30, 2014